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                                                                    EXHIBIT 23.1


                          Independent Auditors' Consent

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 2, 2000 in the Registration Statement (Form S-1) and related Prospectus of Piccadilly Cafeterias, Inc. for the registration of 81,000 warrants to purchase its common stock and 851,310 shares of its common stock.



                                                     /s/ Ernst & Young LLP

New Orleans, Louisiana
January 19, 2001